Exhibit 99.1

WORLD MONITOR TRUST – SERIES C

One New York Plaza

New York, New York 10292-2013

June 30, 2004

Dear Investor:

Prudential Securities Futures Management Inc., the Managing Owner of World Monitor Trust, Series C (the “Fund”), has determined that it is in the best interest of the Interestholders that the Fund be dissolved. As you know the Fund has not raised any additional capital since April 30, 2002. Since that time the aggregate net assets of the Fund have declined from $5,597,438 to $2,593,274 as of June 29, 2004. The Managing Owner believes that the remaining net assets in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund. As a result, the Fund will be dissolved in accordance with §13.1(j) of the Second Amended and Restated Declaration of Trust and Trust Agreement of World Monitor Trust, dated as of March 17, 1988 (the “Trust Agreement”), and will liquidate and distribute the Fund’s assets in accordance with Article XIII of the Trust Agreement.

WORLD MONITOR TRUST – SERIES C

By:	Prudential Securities Futures Management Inc., a Delaware corporation, Managing Owner

By:	/s/ Brian J. Martin
Brian J. Martin President